EX-32.1

               CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                    PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB I, Matthey McNeally Chief Executive Officer of Financial
Ventures, Inc. hereby certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-QSB fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2) 	the information contained in such Quarterly Report on Form
10-QSB fairly presents, in all material respects, the financial condition and results of operations of Financial Ventures, Inc.

August 23, 2007


                                By:/s/ Matthew McNeally
                                --------------------------
                                   Matthew McNeally
                                   Chief Executive Officer


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